                                   EXHIBIT 5

                              KENNEDY & BARIS, L.L.P.
                                  ATTORNEYS AT LAW
     TEXAS OFFICE:                 SEVENTH FLOOR             MARYLAND OFFICE:
       SUITE 1775            1225 NINETEENTH STREET, NW         SUITE 300
 112 EAST PECAN STREET         WASHINGTON, DC  20036        4719 HAMPDEN LANE
 SAN ANTONIO, TX  78205            (202) 835-0313          BETHESDA, MD  20814
     (210) 228-9500             FAX:  (202) 835-0319          (301) 654-6040
  FAX: (210) 228-0781                                      FAX:  (301) 654-1733



                               December 12, 1996

Board of Directors
Sandy Spring Bancorp, Inc.
17801 Georgia Avenue
Olney, Maryland 20832


Gentlemen:

        As special legal counsel to Sandy Spring Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of shares (the "Shares") of the Company's Common Stock pursuant to the Sandy Spring Bancorp Cash and Deferred Profit Sharing Plan and Trust (the "Plan").

        As special legal counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

        We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained therein.

                                      Very truly yours,



                                      /s/ Kennedy & Baris, L.L.P.

                                                                              21